N. Y. C. DEPARTMENT OF STATE                               162 WASHINGTON AVENUE
DIVISION OF CORPORATIONS AND STATE RECORDS                 ALBANY, NY 12231

                                 FILING RECEIPT
================================================================================
ENTITY NAME       :ICON ACQUISITION CORP.

DOCUMENT TYPE     :INCORPORATION (DOM. BUSINESS)                    COUNTY: MONR

SERVICE COMPANY   : ** NO SERVICE COMPANY **                    SERVICE CODE: 00
================================================================================
  FILED:11/28/1994 DURATION:PERPETUAL CASH #:941128000207 FILM #:941128000182

ADDRESS FOR PROCESS
-------------------
THE CORPORATION
2541 MONROE AVENUE
SUITE 301
ROCHESTER, NY 14618

REGISTERED AGENT
----------------

STOCK: 20000000 PV 00100


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FILER                        FEES        160.00         PAYMENTS    160.00
-----                        ----                       --------
MORRIS DIAMOND               FILING:     125.00         CASH:         0.00
105 SOUTHERN PARKWAY         TAX:         10.00         CHECK:      160.00
ROCHESTER, NY 14618          CERT:         0.00         BILLED:       0.00
                             COPIES:       0.00
                             HANDLING:    25.00
                                                        REFUND:       0.00
================================================================================
[GRAPHIC OMITTED]

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

                          ARTICLES OF INCORPORATION OF

                             ICON ACQUISITION CORP.

Under Section 402 of the Business Corporation Law.

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, for the purpose of forming a corporation pursuant to Section 402 of the Business Corporation Law of the State of New York, does hereby certify and set forth:

                                 ARTICLE I--Name

The name of this corporation is Icon Acquisition Corp.

                         ARTICLE II--Purposes and Powers

Section 1. Purposes. The purpose(s) for which the corporation is formed are:

     To engage in any lawful act or activity for which corporation may be organized under the business corporation law, provided that the corporation is not formed to engage in any act or activity which requires the act or approval of any state official, department, board, agency or other body without such approval or consent first being obtained.

     To carry on a general mercantile, industrial, investing and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licenser or licensee, leases lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, portions, franchises, and other rights in respect of and generally deal in and with at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, or in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed and other real, personal and mixed property of any and all kinds, together with the components, resultants, and by-products thereof.

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

     To create, manufacture, contract for, sell, import, export, distribute, job and generally deal in and with, whether at wholesale or retail, and as principal, agent, broker, factor. commission merchant, licenser, licensee or otherwise, any and all kinds of goods, wares, and merchandise, and in connection therewith or independent thereof, to establish and maintain, by any manner or means, buying offices, distribution centers, specialty and other shops, stores, mail-order establishments, concessions, leased departments, and any and all other departments, sites and locations necessary, convenient or useful in the furtherance of any business of the corporation.

     To acquire by purchase, subscription, underwriting or otherwise, and to own, hold for investment, or otherwise, and to use, sell, assign, transfer, mortgage, pledge, exchange or otherwise dispose of real and personal property of every sort and description and wheresoever situated, including shares of stock, bonds, debentures, notes, scrip, securities, evidences of indebtedness, contracts or obligations of any corporation or association, whether domestic or foreign, or of any firm or individual or of the United States or any state, territory or dependency of the United States or any foreign country, or any municipality or local authority within or without the United States, and also to issue in exchange therefore, stocks, binds or other securities or evidences of indebtedness of this corporation and, while the owner or holder of any such property, to receive, collect and dispose of the interest, dividends and income on or from such property and to possess and exercise in respect thereto all of the rights, powers and privileges of ownership. including all voting powers thereon.

     To construct, build, purchase, lease or otherwise acquire, equip, hold, own, improve, develop, manage, maintain, control, operate, lease, mortgage, create liens upon, sell, convey or otherwise dispose of and turn to account, any and all plants, machinery, works, implements and things or property, real and personal, of every kind and description, incidental to, connected with,, or suitable, necessary or convenient for any of the purposes enumerated herein, including all or any part or parts of the properties, assets, business and good will of any persons, firms, associations or corporations.

     The powers, rights and privileges provided in this certificate are not to be deemed to be in limitation of similar, other or additional powers, rights and privileges granted or permitted to a corporation bay the Business Corporation Law, it being intended that this corporation shall have all the rights, powers and privileges granted or permitted to a corporation by such statute.

                         ARTICLE III--Corporation Office

     The office of the corporation is to be located in the County of Monroe, State of New York.

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

                          ARTICLE IV-- Number of Shares

     The aggregate number of shares which the corporation shall have the authority to issue is Twenty Million (20,000,000), all of which shall have a par value of One ($.001) Mill.

                      ARTICLE V-- Agent for the Corporation

     The Secretary of State is designated as agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

2541 Monroe Avenue Suite 301
Rochester, New York 14618

                         ARTICLE VI--Directors Liability

     The personal liability of directors to the corporation or its shareholders for damages for any breach of duty in such capacity is hereby eliminated except that such personal liability shall not be eliminated if a judgment or other final adjudication adverse to such director establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated
Section 719 of the Business Corporation Law.

     No shareholder of this corporation shall have a preemptive right because of his shareholdings to have first offered to him any part of any of the presently authorized shares of this corporation hereafter issued, optioned or sold, or any part of any debentures, bonds, notes or securities of this corporation convertible into shares hereafter issued, optioned or sold by the corporation. This provision shall operate to defeat rights in all shares and classes of shares now authorized and in all debentures, bonds, notes or securities of the corporation which may be convertible into shares and also to defeat preemptive rights in any and all shares and classes of shares and securities convertible into shares which this corporation may be hereafter authorized to issue by any amended certificate duly filed.

     IN WITNESS WHEREOF, this certificate has been subscribed to this 21st day of November, 1994 by the undersigned, who affirms that the statements made herein are true and the penalties of perjury.

BY: /S/ MORRIS DIAMOND
---------------------------------
        MORRIS DIAMOND
        105 SOUTHERN PARKWAY
        ROCHESTER, NEW YORK 14618

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